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                                                                      Exhibit 23

                      Consent of Independent Accountants

The Board of Directors
Danka Business Systems PLC

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.

KPMG Audit Plc
Chartered Accountants
Registered Auditor
London, England

May 16, 2001